2018 Annual Shareholders Meeting 1 February 15, 2018

Forward Looking Statements This presentation contains statements about future events that constitute forward - looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward - looking statements may be identified by reference to a future period or periods, or by the use of forward - looking terminology, such as “may,” “will,” “believe,” “expect,” or similar terms or variations on those terms, or the negative of those terms. Forward - looking statements are subject to numerous risks and uncertainties, including, but not limited to, those risk - factors previously disclosed in the Company’s filings with the SEC, general economic conditions, changes in interest rates, regulatory considerations, competition, technological developments, retention and recruitment of qualified personnel, and market acceptance of the Company’s pricing, products and services, and with respect to the loans extended by the Bank and real estate owned, the following: risks related to the economic environment in the market areas in which the Bank operates, particularly with respect to the real estate market in New Jersey; the risk that the value of the real estate securing these loans may decline in value; and the risk that significant expense may be incurred by the Company in connection with the resolution of these loans. The Company wishes to caution readers not to place undue reliance on any such forward - looking statements, which speak only as of the date made. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward - looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. 2

Company Overview

Magyar Bancorp, Inc. Overview ▪ Magyar Bank, a New Jersey chartered savings bank originally founded in 1922, is the wholly owned subsidiary of Magyar Bancorp, Inc. ▪ Magyar Bancorp, Inc., trades on NASDAQ under the symbol MGYR. Currently 45.0% is owned by public shareholders. The balance of the shares outstanding are owned by Magyar Bancorp, MHC. ▪ As of December 31, 2017, we had $597 million in total assets, $482 million in net loans, $507 million in deposits and $50 million in stockholders’ equity. ▪ Magyar Bank conducts its business from its main office in New Brunswick and six additional branch offices located in North Brunswick, South Brunswick, Branchburg, Bridgewater, and two in Edison, New Jersey. 4

5 Magyar Bank Branch Locations

Deposits by Branch $142 $106 $113 $45 $39 $41 $0 $129 $109 $103 $47 $35 $36 $38 0 20 40 60 80 100 120 140 160 New Brunswick - HQ South Brunswick North Brunswick Branchburg Bridgewater North Edison Edison - Tano Mall Dollars in Millions Total Deposits - 12/31/16 Total Deposits - 12/31/17 6 Totals exclude brokered deposits . Deposits as of 12/31/17

2017 Review ▪ Net Income for FY17 increased 30% over FY16 ▪ Non - performing assets declined 18% ▪ Loans increased 3.5% ▪ EPS increased 26% ▪ Tano Mall Branch Opened June 2017 ▪ $38 million in deposits as of December 31, 2017 ▪ Net Interest Margin increased to 3.36% from 3.27% 7

2017 Review ▪ Mobile Banking App launched May 2017 ▪ OREO portfolio declined 8.5% 8

Financial Highlights 9

Asset Trend $- $100 $200 $300 $400 $500 $600 $700 Dollars in Millions Loans Investments & Cash Other $ 538 $530 $ 551 $584 $ 597 $603 10

Loan Composition $- $100 $200 $300 $400 $500 9/30/13 9/30/14 9/30/15 9/30/16 9/30/17 12/31/17 Dollars in Millions 1-4 Family Residential Commercial Real Estate Construction Commercial/Business HELOC Other 11 $ 407 $ 474 $481 $423 $400 $ 458

Non - Performing Loans $0 $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 $14,000 $16,000 9/30/13 9/30/14 9/30/15 9/30/16 9/30/17 12/31/17 Dollars in Thousands HELOC 1-4 Family Residential Commercial/Business Commercial RE Construction $4,207 $5,897 $1,316 $15,656 $9,785 $2,358 12

Other Real Estate Owned $- $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 $18.0 $20.0 9/30/13 9/30/14 9/30/15 9/30/16 9/30/17 12/31/17 Dollars in Millions 1-4 Family Residential Commercial RE Land $14.8 $17.3 $16.2 $12.1 $11.1 $10.7 13

Sale of Other Real Estate Owned (OREO) ▪ Fiscal Year 2017 - Magyar Bank sold ten OREO properties with an aggregate carrying value of $1.8 million for a net loss of $80,000. ▪ Magyar Bank was able to secure the title for 3 other properties totaling $1.2 million during Fiscal Year 2017. ▪ Of $10.7 million in currently held as OREO ▪ $5.0 million are currently leased to offset costs of carrying the properties ▪ 4 properties are under contract totaling $3.1 million 14

Non - Performing Assets/Assets 2.91% 1.84% 1.07% 0.72% 0.39% 0.22% 2.74% 3.27% 2.94% 2.07% 1.83% 1.80% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 9/30/13 9/30/14 9/30/15 9/30/16 9/30/17 12/31/17 Non-Performing Loans OREO 15 5.11% 2.79% 2.02% 2.22% 5.65% 4.01%

Deposit Composition $0 $100 $200 $300 $400 $500 $600 9/30/13 9/30/14 9/30/15 9/30/16 9/30/17 12/31/17 Dollars in Millions CDs (inc. IRA) Savings Accounts Money Market Accounts Checking $466 $493 $515 $507 $453 $448 16

Checking Deposit Composition $0 $20 $40 $60 $80 $100 $120 $140 $160 9/30/2013 9/30/2014 9/30/2015 9/30/2016 9/30/2017 12/31/2017 Dollars in Millions Non-Interest Checking Interest Checking $138 $142 $144 $129 $131 $144 17

Quarterly Net Interest Margin 3.32% 3.30% 3.40% 3.37% 3.36% 3.44% 1.61% 2.45% 2.40% 2.30% 2.33% 2.40% 2.99% 3.05% 3.06% 3.07% 3.15% 3.07% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 9/30/16 12/31/16 3/31/17 6/30/17 9/30/17 12/31/17 MGYR Net Interest Margin 10-yr. Treasury Yield Average NIM - MHC Peer Group 18 MHC Peer Group – NJ Banks with Assets $400M - $1B Source: SNL Financial

Annual Net Income $262 $574 $897 $1,091 $1,423 $0.05 $0.10 $0.15 $0.19 $0.24 $- $0.05 $0.10 $0.15 $0.20 $0.25 $0.30 $- $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 9/30/13 9/30/14 9/30/15 9/30/16 9/30/17 EPS Dollars in Thousands Annual Net Income EPS 19

Quarterly Pre - Tax Income $174 $53 $265 $267 $587 $519 $498 $813 $893 $- $100 $200 $300 $400 $500 $600 $700 $800 $900 $1,000 Q1 Q2 Q3 Q4 Dollars in Thousands FY 2014 FY 2015 FY 2016 FY 2017 FY2018 20

Tax Cuts and Jobs Act • Enacted into law December 22, 2017 • Reduced Magyar Bancorp’s federal income tax rate from 34% to 21% effective upon enactment • Resulted in $306,000 charge to income tax expense in the December 2017 quarter from revaluation of deferred tax assets • The Company’s blended federal and state rate declined from 39.9% for FY 2017 to 30.8% for FY 2018 and will be 28.1% for FY 2019 and thereafter 21

Stockholders Equity 22 $45.9 $49.8 $43.0 $44.0 $45.0 $46.0 $47.0 $48.0 $49.0 $50.0 $51.0 9/30/14 9/30/15 9/30/16 9/30/17 12/31/17 (Dollars in Millions) Total Equity $7.90 $8.56 $7.40 $7.60 $7.80 $8.00 $8.20 $8.40 $8.60 $8.80 9/30/14 9/30/15 9/30/16 9/30/17 12/31/17 Book Value Per Share

Stock Price Performance 23

MGYR Stock Performance – 5 Year (20.00) 0.00 20.00 40.00 60.00 80.00 100.00 120.00 140.00 160.00 180.00 200.00 Percentage Change NASDAQ:MGYR: 143.79 % SNL U.S. Thrift: 59.94 % SNL U.S. Thrift MHCs: 63.03 % MGYR Stock Price 2/9/2013 - $5.07 2/9/2018 - $12.36 24 Source: SNL

Fiscal Year 2018 Outlook 25

Fiscal Year 2018 Outlook • Continued improvement in earnings and EPS • Deposit Strategy – emphasize relationship banking and our community banking strategy • Identify quality residential and commercial lending opportunities • Manage interest rate risk in an increasing rate environment 26

Fiscal Year 2018 Outlook • Continued focus on non - interest expenses • Further reduction in non - performing assets • Regulatory impact • Tax Cut & Jobs Act 27

Questions? 28